Exhibit 10.5

Order Granting For a Prospecting Right on the Farms Covington et al
granted to EGE for Sheba Hills Area Claims Group
dated February 1, 2006

DME 12

the dme

Department:

Minerals and Energy
REPUBLIC OF SOUTH AFRICA

7 FEB 2006

Private Bag X7279, Witbank, 1035, Tel: (013) 656 1448, Fax: (013) 656 0932
Province Building, Cnr Botha & Paul Kruger Street, Witbank, 1035

From: Directorate: Mineral Development: Mpumalanga Region
Tel: (013) 656 1448 Fax: (013) 656 0932

Enquiries: H M Mafagane Ref: MP 3015/1/1/2/195 PR
Subdirectorate: Mineral Laws Administration

REGISTERED MAIL

Eastern Goldfields Exploration (Pty) Limited

C/o Trevor Cronwright

P 0 Box 820 NELSPRU IT 1200

Sir

APPLICATION FOR A PROSPECTING RIGHT ON THE FARMS COVINGTON 345 JU, CRYSTALS SPRING 323 JU, CAMELOT 320 JU, AND 321 JU, KARLINE 269 JU, AND GARA 323 JU, MAGISTERIAL DISTRICT OF BARBERTON.

I refer to the abovementioned matter and confirm that your application for a prospecting right has been granted in terms of section 17 (1) of the Mineral and Petroleum Resources Development Act, 28 of 2002.

The right has been granted subject to the following conditions.

There are issues raised by REMDEC (Regional Mining Development and Environmental Committee), which we believe your company is aware of and is hopefully addressing them) that must still be sorted out. Therefore, your company is urgently required to set out a meeting with our Ms Fortune Mathiba (REMDEC Secretarial) to expedite the matter .You are therefore required to sort out this REMDEC issues before execution.

You are required to make the necessary arrangements with the writer for the notarial execution of the prospecting right.

Prior to signing of contract, the following is required.

1.	A public notary to execute the document/s on the day of signature.
2.	A plan/diagram prepared by a surveyor 6(Six) originals in accordance with the requirements Mining Titles Registration Amendment, 2003 (Act 24 of 2003) Act and shall indicate-

Minerals and Energy for Development and Prosperity

(a)	the north point;
(b)	the scale to which the plan has been drawn;
(c)	the name, number registration division and portion of the farm or farms on which the relevant area is situated;
(d)	the shape of the relevant area in relation to the farm boundaries and co-ordinate points;
(e)	the region in which the relevant farm is situated

(f)   be certified, approved, signed and dated by the surveyor unless the Director-General otherwise indicates.

The said right must be registered with the Mineral and Petroleum Titles Registration Office (Pretoria) in terms of Section 19(2) of the Minerals and Petroleum Resources-Development Act (Act 28 of 2002) within 30 days from the date of contract.

You will find a copy of the proposed contract to be signed. I have mailed the copy of the prospecting contract to the abovementioned address. Please forward any comments or changes to me at fax (013) 656 0932 before time.

Yours faithfully

/S/

REGIONAL MANAGER MPUMALANGA REGION

DATE: 1 Feb 2006